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                          Securities and Exchange Commission

                                Washington, D.C. 20549

                                       FORM 8-K

                                    Current Report

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
                           Date of Report: December 8, 1998
                          (Date of earliest event reported)


                                  Ceres Group, Inc.
                     (Formerly Central Reserve Life Corporation)
               (Exact Name of Registrant as specified in its charter)

               Delaware                                   0-8483
               --------                                   ------
     (State or other jurisdiction of              (Commission File Number)
           Incorporation)

                                      34-1017531
                                      ----------
                                    (IRS Employer
                                Identification Number)


     17800 Royalton Road, Strongsville, Ohio                44136
     ---------------------------------------                -----
     (Address of Principal Executive Offices)             (Zip Code)

                                  (440) 572-2400
                                  --------------

                (Registrant's telephone number, including area code)


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Item 5.    Other Events

          Effective December 8, 1998, Central Reserve Life Corporation ("CRLC") has changed its state of incorporation from Ohio to Delaware through a merger of CRLC into Ceres Group, Inc., a Delaware corporation and wholly-owned subsidiary of CRLC. As a result of the merger, the name of the Registrant has been changed to "Ceres Group, Inc." Accordingly, the 11,495,172 common shares, without par value, of CRLC have been converted into 11,495,172 fully paid shares of common stock, par value 0.001 per share, of Ceres Group, Inc. The merger was approved by the Shareholders of the Registrant at a Special Meeting of the Shareholders in Lieu of the Annual Meeting of Shareholders on December 7, 1998. Ceres Group, Inc. will trade on the Nasdaq National Market under the symbol "CERG."

Item 7.      Financial Statements and Exhibits

     (c)  Exhibits


          2.1 Merger Agreement and Plan of Reorganization dated December 8, 1998 between Central Reserve Life Corporation and Ceres Group, Inc.

          3.1 Certificate of Incorporation of Ceres Group, Inc. as filed with Secretary of State of Delaware on October 22, 1998.

          3.2       Bylaws of Ceres Group, Inc.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     December 9, 1998            CERES GROUP, INC.
                                      By:  /s/  Charles E. Miller, Jr.
                                           ---------------------------------
                                           Chief Financial Officer





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                                       EXHIBITS


          Exhibit No.    Exhibit

          2.1 Merger Agreement and Plan of Reorganization dated December 8, 1998 between Central Reserve Life Corporation and Ceres Group, Inc.

          3.1 Certificate of Incorporation of Ceres Group, Inc. as filed with Secretary of State of Delaware on October 22, 1998.

          3.2            Bylaws of Ceres Group, Inc.